UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2026

BRT APARTMENTS CORP.
(Exact name of Registrant as specified in charter)

Maryland	001-07172	13-2755856
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BRT	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entering into a Material Definitive Agreement

On September 17, 2026, we and VNB New York, LLC (the "Lender") entered into the fourth amendment (the "Amendment") to the Amended and Restated Loan Agreement made as of November 18, 2021, as amended, by and between us and the Lender (the "Amended Credit Facility"; the Amended Credit Facility, as amended by the Amendment, the "Credit Facility"). The Amendment principally reduced the interest rate on the facility to three-month term SOFR plus 210 basis points (from three-month term SOFR plus 250 basis points), reduced the minimum interest rate payable on the facility to 5% (from 6%), and reduced to 6.25% (from 6.5%) the adjustable cap rate used in determining the value of the assets securing the facility. As of September 17, 2026, we are able to borrow $40 million pursuant to the facility.

The foregoing summary of the Amendment is qualified in its entirety by reference to such amendment, which is filed as an exhibit to this Current Report on Form 8-K.

Item 8.01 Other Events.

On September 17, 2026, our board of directors authorized the replenishment of our stock repurchase program by increasing the value of the shares to be repurchased to $10 million.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

In reviewing the Amendment included as exhibit 10.1 to this Current Report on Form 8-K, please remember it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about us or the other party to the agreement. The agreement contains representations and warranties by one or more of the parties thereto. These representations and warranties have been made solely for the benefit of the other party to the agreement and:

•should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•have been qualified by disclosures that were made to the other party in connection with the negotiation of the agreement, which disclosures are not necessarily reflected in the agreement;

•may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

Exhibit No.	Description
10.1	Fourth amendment dated as of September 17, 2026 to the Amended and Restated Loan Agreement made as of November 18, 2021, as amended, by and between us and VNB New York, LLC.
101	Cover Page Interactive Data File - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT APARTMENTS CORP.

September 17, 2026	By: /s/ Isaac Kalish
Isaac Kalish
Chief Financial Officer and Senior Vice President
(Principal Financial Officer)